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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) -- MARCH 31, 1999

                                CGA GROUP, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
            BERMUDA                        001-49632                      98-0173536
        (STATE OR OTHER                   (COMMISSION                    (IRS EMPLOYER
JURISDICTION OF INCORPORATION)           FILE NUMBER)                 IDENTIFICATION NO.)
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
  CRAIG APPIN HOUSE, 8 WESLEY STREET,
        HAMILTON HM11, BERMUDA            N/A
    (ADDRESS OF PRINCIPAL EXECUTIVE
               OFFICES)                (ZIP CODE)
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                                 (441) 296-3165
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE
             (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

     On March 31, 1999, the Company sold to certain existing shareholders of the Company an aggregate of 43,997,863 shares of Series C Convertible Cumulative Voting Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock") for net cash proceeds of $50,996,794.50. The sale was made pursuant to the terms of the Series C Convertible Cumulative Voting Preferred Stock Subscription Agreement (the "Series C Preferred Stock Subscription Agreement") which is filed as Exhibit 4.1 to this Report. Pursuant to the terms of the Series C Preferred Stock Subscription Agreement, 31,997,863 shares of Series C Preferred Stock were sold at $1.50 per share pursuant to the basic subscription privilege (and overallotments with respect thereto) and 12,000,000 shares of Series C Preferred Stock were sold at $0.25 per share pursuant to the additional allotment privilege (and overallotments with respect thereto). Shares of Series C Preferred Stock may be converted into shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on a one-for-one basis at the holder's option at any time, and are mandatorily convertible into shares of Common Stock on a one-for-one basis upon the occurrence of certain events. The net proceeds from the transaction will be used for general corporate purposes and to make capital investments in the Company's wholly owned subsidiary, Commercial Guaranty Assurance, Ltd.

     In connection with the consummation of the transactions contemplated by the Series C Preferred Stock Subscription Agreement, on March 31, 1999, all issued and outstanding shares of Series B Cumulative Voting Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") were converted into shares of Common Stock, at a conversion ratio of 11.816 shares of Common Stock per share of Series B Preferred Stock. The conversion ratio was based on an assumed value of $3.00 per share of Common Stock. As a result of the conversion, 18,905,648 new shares of Common Stock were issued.

     The Company has amended its Bye-laws (including the Appendices thereto) as of March 31, 1999, to reflect the new capital structure of the Company as a result of the consummation of the transactions described above. The Amended and Restated Bye-laws of the Company and the amended Appendices thereto are filed as Exhibits 4.2 and 4.3, respectively, to this Report.

     The Company, the holders of the Common Stock and the holders of the Series C Preferred Stock have entered into the Shareholders Agreement, dated as of June 12, 1997, as amended and restated as of March 31, 1999 (the "Amended and Restated Shareholders Agreement"), to reflect the new capital structure of the Company as a result of the consummation of the transactions described above, and to add the new holders of Series C Preferred Stock as parties thereto with respect to the shares of Series C Preferred Stock. The Amended and Restated Shareholders Agreement is filed as Exhibit 4.4 to this Report.

ITEM 7.  EXHIBITS.

     The following exhibits are filed as part of this Report:

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
EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1 Series C Convertible Cumulative Voting Preferred Stock Subscription Agreement, dated as of March 1, 1999.
  4.2     Amended and Restated Bye-laws of CGA Group, Ltd. dated as of
          March 31, 1999.
  4.3 Amended and Restated Appendices to the Amended and Restated Bye-Laws of the CGA Group, Ltd., dated as of March 31, 1999.
  4.4 CGA Group, Ltd. Shareholders Agreement dated as of June 12, 1997, as amended and restated as of March 31, 1999.
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CGA GROUP, LTD.

                                          By:     /s/ JAMES R. REINHART

                                            ------------------------------------
                                            Name: James R. Reinhart
                                            Title: Chief Financial Officer

Dated: April 8, 1999

                                 EXHIBIT INDEX

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
EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1 Series C Convertible Cumulative Voting Preferred Stock Subscription Agreement, dated as of March 1, 1999.
  4.2     Amended and Restated Bye-laws of CGA Group, Ltd. dated as of
          March 31, 1999.
  4.3 Amended and Restated Appendices to the Amended and Restated Bye-Laws of the CGA Group, Ltd., dated as of March 31, 1999.
  4.4 CGA Group, Ltd. Shareholders Agreement dated as of June 12, 1997, as amended and restated as of March 31, 1999.
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